IQST – iQSTEL Business Development and Nasdaq Listing Remain On Track

New York, NY – February 23, 2022 - iQSTEL, Inc. (OTCQX: IQST) today released another in an ongoing series of shareholder updates from CEO Leandro Iglesias as the company progresses toward its Nasdaq uplisting objective. The letter is included in its entirety below.

Dear shareholders:

Even though the geopolitical situation in Europe is complicated by the war in Ukraine, our company is running better and better. We are on track to reach our business goals for this Fiscal Year $90 Million Revenue and reach Net Income Positive, let’s review our business lines:

Telecommunications: With $6.7 Million in revenue in January, and the synergistic strategies in place between subsidiaries, our Telecom Business Line remains the flagship of our company.

Internet of Things: Our business development team, in addition to the installation of the first batch of IOTSmartTank for a Fortune 500 chemical company, we also have around 8 to 9 big corporations as potential customers for IOTSmartTANK and the same amount for IoTSmartGAS. Our progress makes us optimistic about how the market will receive our IoT awarded products.

Blockchain: In addition to the MNPA version 2 that will be released over the next weeks, in addition our engineers are working in the conceptualization of a new project and platform with Global reach for SoHo and Medium shops that will include Token and NFTs. We intend to announce soon this new development.

EV: The first batch of our EVOSS EV Motorcycles is traveling by ship from China to the US, Panama, Venezuela, and Spain. We decided to use Panama as our logistic center to Latin America. However, to speed up the introduction to potential dealers in the region, we shipped one Motorcycle by plane to Miami. It’s there right now. We are in process at customs. Over the next days we are going to introduce it to the market and produce several videos of our EVOSS in US, and coordinate a visit to show it to the potential dealers in Latin America.

MAXMO Fintech Ecosystem: We are going to launch globally this March our Mastercard Debit Card + US Bank Account + Mobile App/Website, delivering also the MAXMO contest winners, and disclosing the Fintech business partnership currently under exploration.

Regarding the NASDAQ uplisting, we are working with the independent Audit Committee on the audited financials for our next 10-k due date on March 31st. Once we have this done we plan to file our NASDAQ application.

In our ongoing commitment to shareholders, the independent board of Directors instructed Management to keep the shareholders and investors updated through on-line interviews to increase the interaction with the Stockholders. We conducted on interview in January and another just a couple of days ago, and our intention is to conduct additional interviews on a monthly basis. The Link of the last interview https://www.youtube.com/watch?v=lL28U9dcPLI

In regards to our M&A efforts, we expect to provide a full update in March, that will include concrete results.

Sincerely,
Leandro Iglesias
CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

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Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale.

Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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